027647

NUMBER

ACU

UNITS

This Certifies that

SPECIMEN

is the owner of Units.

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

AMERICAN COMMUNITY NEWSPAPERS INC.
CORPORATE
SEAL
2005
DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 02520T 20 2

AMERICAN COMMUNITY NEWSPAPERS INC.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS EACH TO PURCHASE ONE SHARE OF COMMON STOCK

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of American Community Newspapers Inc., a Delaware corporation (the “Company”), and two warrants (the “Warrants”). Each Warrant entities the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company’s completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) June 30, 2006, and will expire unnless exercised before 5:00
p.m., New York City Time, on June 29, 2009, or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to September 28, 2005, subject to earlier separation in the discretion of EarlyBirdCapital, Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of
June 30, 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York
10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By

Secretary

CHIEF EXECUTIVE OFFICER

American Community Newspapers Inc.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT– _____________Custodian_____________
TEN ENT	–	as tenants by the entireties	(Cust) (Minor)
JT TEN	–	as joint tenants with right of survivorship	under Uniform Gifts to Minors
		and not as tenants in common	Act _______________________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, _____________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated ____________________

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).